EXHIBIT 4d
                     CONTINUING GUARANTY


         THIS CONTINUING GUARANTY (the "Guaranty") is made by Tandy Corporation, a Delaware corporation (the "Guarantor"), in favor of the Banks (as hereinafter defined), Texas Commerce Bank, National Association, as a Bank and as Administrative Agent for the other Banks and Texas Commerce Bank National Association, as Funds Administrator for the Banks.

                       PRELIMINARY STATEMENTS

         WHEREAS, this Guaranty is executed and delivered pursuant to Section 7.01(d) of that certain Revolving Credit Agreement dated as of June 17, 1991 (the "Credit Agreement") among the Guarantor, Tandy Credit Corporation, a Delaware corporation ("TCC"), the Banks from time to time party thereto (the "Banks"), Texas Commerce Bank, National Association, as Administrative Agent (the "Administrative Agent"), and Texas Commerce Bank National Association, as Funds Administrator (the "Funds Administrator"); capitalized terms used in this Guaranty which are not defined herein shall have the same meanings as provided in the Credit Agreement; and

         WHEREAS, the Guarantor has determined that it will receive substantial benefit if Loans are made to TCC pursuant to the Credit Agreement and has agreed to execute and deliver this Guaranty;

         NOW, THEREFORE, in consideration of the premises, the Guarantor agrees as follows:

         SECTION 1. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all obligations and covenants of TCC now or hereafter existing under the Credit Agreement, the Notes and any of the other Loan Documents to which it is a party whether for principal, interest (including, without limitation, interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to TCC under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. 101 et seq.), fees, commissions, expenses (including reasonable counsel fees, including reasonable allocated costs of any Bank's in-house counsel fees, and expenses) or otherwise, and all reasonable costs and expenses, if any, incurred by the Administrative Agent, the Funds Administrator or any Bank in connection with enforcing any rights under this Guaranty (all such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses incurred by each Bank, the Administrative Agent and the Funds Administrator in enforcing this Guaranty. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from TCC or any other action, occurrence or circumstance whatsoever.

         SECTION 2. Continuing Guaranty. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Guaranty, the Notes and the other Loan Documents. The Guarantor agrees that the Guaranteed Obligations and Loan Documents may be extended or renewed, and Loans repaid and reborrowed in whole or in part, without notice to or assent by the Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or Loan Documents, or any repayment and reborrowing of Loans. The obligations of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

         (a) any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Obligations, including any reduction or termination of all or a portion of the Total Commitment or any Commitment of any Bank;

         (b) any extension, renewal, amendment, modification, rescission, waiver or release in respect of any Loan
    Documents;

         (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights or remedies with respect to, any direct or indirect security for any Guaranteed Obligations, including the release of the Guarantor or other Person liable on any Guaranteed
    Obligations;

         (d) any change in the corporate existence, structure or ownership of TCC, the Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting TCC, the Guarantor, any other guarantor or any of their respective assets;

         (e) the existence of any claim, defense, set-off or other rights or remedies which the Guarantor at any time may have against TCC, or TCC or the Guarantor may have at any time against any Agent, any Bank, any other guarantor or any other Person, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated hereby and thereby or any other transaction;

         (f) any invalidity or unenforceability for any reason of the Credit Agreement or other Loan Documents, or any provision of law purporting to prohibit the payment or performance by TCC, the Guarantor or any other guarantor of the Guaranteed Obligations or Loan Documents, or of any other obligations to any Agent or any Bank; or

         (g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

         SECTION 3. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Obligations, any Agent or any Bank is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds, or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, any Bank or any of their respective properties, or (ii) any settlement or compromise of any such claim effected by such Agent or any Bank with any such claimant (including TCC), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Obligations or otherwise; and the Guarantor shall be liable to pay such Agent and the Banks, and hereby does indemnify the Agents and the Banks and holds them harmless for the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by any Agent or any Bank in the defense of any claim made against it that any payment or proceeds received by such Agent or any Bank in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of TCC by virtue of any payment, court order or any federal or state law.

         SECTION 4. Waiver of Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application by the Agents or any Bank of any security or of any credits or claims, the Guarantor will not assert or exercise any rights of any Agent or any Bank or of the Guarantor against TCC to recover the amount of any payment made by the Guarantor to such Agent or any Bank hereunder by way of subrogation, reimbursement, contribution, indemnity, or otherwise arising by contract or operation of law, and the Guarantor shall not have any right of recourse to or any claim against assets or property of TCC, whether or not the obligations of TCC have been satisfied, all of such rights being herein expressly waived by the Guarantor. The Guarantor agrees not to seek contribution from any other Person until all of the Guaranteed Obligations shall have been paid in full and the Total Commitment is terminated. If any amount shall nevertheless by paid to the Guarantor by TCC prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Agents and the Banks and shall forthwith be paid to the Funds Administrator to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of TCC by virtue of any payment, court order or any law.

         SECTION 5. Subordination. The Guarantor hereby subordinates all indebtedness owing to it from TCC to all indebtedness of TCC to the Agents and the Banks, and agrees that upon the occurrence and continuance of a Default or an Event of Default, it shall not accept any payment on the same until payment in full of the obligations of TCC under the Credit Agreement, the Notes and all other Loan Documents, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to the Guarantor by TCC prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Agents and the Banks and shall forthwith be paid to the Funds Administrator to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

         SECTION 6. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, protest, demand of payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment and any requirement that the Agents or any Bank institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Agents or any Bank protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against TCC or any other Person or any collateral (it being the intention of the Agents, the Banks and the Guarantor that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Agents or any Banks, in order to enforce any payment by the Guarantor hereunder, to institute suit or exhaust its rights and remedies against TCC or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. The Guarantor hereby expressly waives each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including, without limitation, any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure,
    Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. The Guarantor hereby waives marshaling of assets and liabilities, notice by any Agent or any Bank or any indebtedness or liability to which such Bank applies or may apply any amounts received by such Bank and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Guaranteed Obligations. The Guaranty expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

         SECTION 7. Full force and Effect. This Guaranty is a continuing guaranty and shall remain in full force and effect until payment in full of the obligations of TCC under the Credit Agreement, the Notes and all other Loan Documents and all other amounts payable under this Guaranty and until the termination of the Total Commitment.

         SECTION 8. Independent Obligations. The obligations hereunder are independent of the obligations of TCC, and a separate action or actions may be brought and prosecuted against the Guarantor whether action is brought against TCC or whether TCC is joined in any such action or actions.

         SECTION 9. Renewals, Security, Etc. The Guarantor authorizes the Banks or any of them, without notice or demand and without affecting the Guarantor's liability hereunder, from time to time, either before or after revocation hereof, to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increase or decrease of the rate of interest thereon as provided in the Credit Agreement; (b) take and hold security for the payment of this Guaranty or the indebtedness guaranteed, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof as each Bank in its discretion may determine; and (d) release or substitute any one or more of the endorsers or guarantors.

         SECTION 10. Information. The Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from TCC such information concerning TCC's financial condition or business operations as the Guarantor may require, and that the Banks have no duty at any time to disclose to the Guarantor any information relating to the business operations or financial condition of TCC.

         SECTION 11. Set-Off. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor against any of and all the obligations of the Guarantor now or hereafter existing under this Guaranty held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Guaranty and although such obligations may be unmatured. Each Bank agrees promptly to notify the Guarantor after any such set-off and application made by such Bank, but the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 11 are in addition to other rights and remedies (including other rights of set-off) which such Bank may have under applicable law.

         SECTION 12. Powers. It is not necessary for the Banks or any of them to inquire into the powers of TCC or of the officers, directors, or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         SECTION 13. Authority; Binding Obligation. The Guarantor has all requisite power and authority to deliver and perform its obligations under this Guaranty and all corporate action on the Guarantor's part requisite for the due execution, delivery and performance of this Guaranty has been duly and effectively taken. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

         SECTION 14. Notices. All notices, consents, requests, approvals, demands and other communications (collectively, "Communications") provided for herein shall be in writing (including telecopy or telegraphic Communications) and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment addressed as provided in the Credit Agreement.

         All communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch or certified or registered mail if mailed, in each case delivered, sent or mailed (property addressed) to such party as provided in this
    Section 14 or in accordance with the latest unrevoked direction from such party given in accordance with this
    Section 14.

         SECTION 15. Governing Law. This Guaranty and all other documents executed in connection herewith, shall be deemed to be contracts and agreements executed by the Guarantor, under the laws of the State of Texas and of the United States of America and for all purposes shall be governed by, and construed and interpreted in accordance with, the laws of said state (without regard to principles of conflicts of law) and of the United States of America.

         SECTION 16. Waivers; Amendments. (a) No failure or delay of any Agent or any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Banks hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waive of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Guaranty nor any provisions hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Guarantor and the Required Banks.

         SECTION 17. Usury. Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from the Guarantor of interest in excess of the maximum rate or amount that the Guarantor may be required or permitted to pay pursuant to any applicable law nor prevent the Guarantor from successfully asserting the claim or defense of usury.

         SECTION 18. Severability. In the event any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 19.  Counterparts.  This Guaranty may be
    executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 20.

         SECTION 20. Binding Effect. This Guaranty shall become effective on the date it is executed by the Guarantor, and thereafter shall be binding upon and inure to the benefit of each Agent and each Bank and their respective successors and assigns. Without limiting the generality of the foregoing, any Bank may assign or otherwise transfer a portion of its Notes to any other Person in accordance with the Credit Agreement, and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Banks herein or otherwise.

         SECTION 21. Captions. The captions in this Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Guaranty.

         SECTION 22. Further Assurances. The Guarantor hereby agrees to execute and deliver all such instruments and take all such action as any Agent or the Banks may from time to time reasonably request in order to fully effectuate the purpose of this Guaranty.

         SECTION 23. Support Agreement. Upon the execution and delivery of this Guaranty in accordance with the terms of
    Section 7.01(d) of the Credit Agreement and so long as this Guaranty remains in full force and effect, the Agents and the Banks shall no longer be entitled to the benefits, and shall not be considered third-party beneficiaries, of the Support Agreement.

         SECTION 24. FINAL AGREEMENT OF THE PARTIES. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" FOR PURPOSES OF SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

         Executed as of June 18, 1991.

                                   Guarantor:

                                   TANDY CORPORATION

                                   By:___________________________
                                   Name:_________________________
                                   Title:________________________